Exhibit 31.1

Certification
of Chief Executive Officer

I, Gary L. Nalbandian, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of Metro Bancorp, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 30, 2010

/s/ Gary L. Nalbandian
Gary L. Nalbandian
President and Chief Executive Officer